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Exhibit 23

                                 LEAPNET, INC.



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
And Shareholders of Leapnet, Inc.

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 9, 2001, included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-41908, 333-42076, and 333-24389).



ARTHUR ANDERSEN LLP
Chicago, Illinois
March 30, 2001